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                                                                    EXHIBIT 10.2

                         [NATIONAL CITY BANK LETTERHEAD]

                                January 18, 2000

Bayfront Ventures
3290 Lien Street
Rapid City, SD 57709
Attn.:  Bob Drew

Dear Bob:

                  The National City Bank of Evansville (the "Bank") is pleased to extend to Bayfront Ventures (the "Borrower") a committed line of credit (the "Line of Credit"). This letter agreement (the "Loan Agreement") outlines the terms and conditions pertaining to the Line of Credit.

                  1.  LINE OF CREDIT.

                  (a) The Bank agrees to make loans (the "Advances") to the Borrower from time to time from the Closing Date to and including the first anniversary of the closing date, in an aggregate amount not to exceed $500,000 outstanding at any one time. The "Closing Date" is the date, not later than February 1, 2000, when all of the conditions precedent specified in part A of Annex I have been met.

                  (b) The Borrower may prepay the Advances from time to time in whole or in part without premium or penalty. The Borrower may also reborrow amounts previously prepaid, subject to the provisions of paragraph 1(c).

                  (c) By requesting any Advance, the Borrower shall be deemed to have represented that all of the conditions precedent specified in part B of Annex I have been satisfied as of the date of the request. Each Advance must be in the amount of $5,000 or more. If a written or telephonic request for an Advance is received on or before 2:00 p.m. Indiana time on a business day, the requested Advance will be disbursed in such a way as the Bank and the Borrower may agree or, in the absence of a contrary agreement, by crediting the Borrower's account number _______________ (the "Business Account") on the same business day. If a request is received later than 2:00 p.m., the Advance will be disbursed on the next business day.

                  2.  USE OF PROCEEDS.

                  The proceeds of the Advances made by the Bank under this Loan Agreement shall be used by the Borrower for the Borrower's general business purposes.


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Bob Drew
January 18, 2000
Page 2


                  3.  THE NOTE.

                  The Borrower's obligation to repay any Advances under the Line of Credit shall be evidenced by and payable pursuant to the terms of a single revolving promissory note in the form of Exhibit A (the "Note").

                  4.  COLLATERAL AND GUARANTEES.

                  The papers described below (the "Security Instruments") shall secure and guarantee repayment of the Advances:

                  o A guaranty in the form of Exhibit B, whereby Princesa Partners, a Florida general partnership ("Princesa Partners"), shall have guaranteed payment of the Borrower's obligations under this Loan Agreement, including the Borrower's obligation to repay the Advances with interest called for by the Note and pay costs and expenses pursuant to paragraph 10 of this Loan Agreement (collectively the "Obligations").

                  o A security agreement executed by the Borrower and Princesa Partners, substantially in the form of Exhibit C, and covering the property described therein (the "Security Agreement").

                  o A ship mortgage of Princesa Partners substantially in the form of Exhibit D, and covering the vessel Princesa, official number 1073261 (the "Ship Mortgage").

                  o A guaranty in the form of Exhibit E (the "Concorde Guaranty") whereby Concorde Gaming Corporation, a Colorado corporation ("Concorde"), shall have guaranteed payment of the Obligations.

                  5.  PAYMENT.

                  All payments of principal and interest under the Note and of any amounts payable hereunder shall be made in immediately available funds. In the event any payment is not received from the Borrower on the date it is due, the Bank is authorized to debit the Business Account for the amount of such payment at the close of business on the due date or at any time thereafter.


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Bob Drew
January 18, 2000
Page 3


                  6.  REPORTING.

                  So long as the Bank is committed to make Advances or any Obligations are outstanding, the Borrower will deliver the following information to the Bank, with such detail and supporting documentation as the Bank may reasonably request:

                  o As soon as practicable, and in any event within 45 days after the end of each fiscal quarter commencing with the fiscal quarter ending December 31, 1999, a copy of the financial statements of the Borrower, Princesa Partners and Concorde for such quarter, consisting of their respective balance sheets as at the end of such quarter and their related statements of income for such quarter and for the year-to-date then ended, all prepared in such a manner as to present substantially the same information as would be presented in financial statements prepared in accordance with GAAP.

                  o As soon as practicable, but in any event within 120 days after the end of each fiscal year of the Borrower, Princesa Partners and Concorde, commencing with the fiscal year ending September 30, 1999, copies of their annual financial statements, consisting of their respective balance sheets as of the end of such year, and their related statements of income for such year, all prepared in accordance with GAAP, and accompanied by the audit report of Concorde prepared by a certified public account reasonably acceptable to the Bank, containing an unqualified opinion thereon, and a copy of such accountant's management letters to the Borrower and Princesa Partners. o Such other financial information concerning the Borrower, Princesa Partners and Concorde as the Bank may reasonably request.

                  7.  SPECIAL COVENANTS.

                  The Borrower will comply with the following special covenants so long as the Bank is obligated to make Advances or any Obligations are outstanding:

                  o The Borrower will pay off the line of credit and not reborrow for one period of at least 30 consecutive days during the term of this Loan Agreement.

                  o The Borrower will comply with the financial covenants set forth in paragraphs 19(l), (m) and (n) of the Guaranty, Subordination Agreement, Security Agreement and Indemnity made as of October 22, 1998 by the


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Bob Drew
January 18, 2000
Page 4


                      Borrower for the benefit of certain lenders listed therein (the "Prior Agreement"); provided, however, that the Borrower's obligation to comply with such financial covenants shall continue notwithstanding payment of the obligations guaranteed by the Borrowers pursuant to the terms of the prior agreement.

                  o The Borrower will maintain a depositary account at a financial institution located in Miami Dade County, Florida, and will daily deposit the Gross Cash Receipts in excess of operating cash needs in such account. The Borrower will instruct the depositary institution to transmit all of the funds deposited in such account to the Business Account via automated clearinghouse each day, as soon as such funds are available for withdrawal under such depositary institution's funds availability rules.

                  8.  OTHER COVENANTS.

                  The Borrower will comply with the additional covenants set forth in Annex II so long as the Borrower has any obligations to the Bank under this Loan Agreement, whether or not evidenced by the Note.

                  9.  EVENTS OF DEFAULT.

                  Each of the following shall be an "Event of Default" hereunder:

                  o The Borrower shall fail to make any payment due under this Loan Agreement or under the Note, and the failure to pay shall continue for a period of ten days after the Bank mails to Borrower written notice of the Borrower's failure to make any payment.

                  o The Borrower, Princesa Partners or Concorde shall be named a debtor in a petition filed under the U.S. Bankruptcy Code.

                  o Any representation made by or on behalf of the Borrower in connection with this Loan Agreement or the transactions contemplated hereby shall prove to have been materially false or misleading when made.

                  o The Borrower shall fail to comply with any covenant contained in this Loan Agreement (except the covenant to pay the principal of and interest on the Note and any amounts due under this Loan Agreement when due), in Annex II or in any Security Instrument, and the Borrower shall fail to cure such breach within the applicable period of grace, if any.


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Bob Drew
January 18, 2000
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                  o   Princesa Partners or Concorde shall notify the Bank that
                      it repudiates its guaranty.

                  o An Event of Default, as therein defined, shall occur under any of the Loan Documents defined in paragraph 11(a).

                  Upon or after the occurrence of any Event of Default or event which, with the giving of notice or passage of time, would be an Event of Default, the Bank may terminate its commitment to make Advances. Upon the occurrence of an Event of Default, the Bank may also demand payment in full of the principal of and interest on the Note and any amounts owing under this Loan Agreement and commence exercising its remedies under any security instruments.

                  10.  COSTS AND EXPENSES.

                  The Borrower will pay on demand to the Bank all of the costs and expenses incurred by the Bank in connection with the negotiation, drafting, execution, administration and enforcement of this Loan Agreement, the Note and the other instruments to be delivered in connection with this Loan Agreement, including the reasonable fees and out-of-pocket expenses of counsel with respect thereto.

                  11.  MISCELLANEOUS.

                  This Loan Agreement and the other documents and instruments to be delivered to the Bank in connection with this Loan Agreement (the "Loan Documents") shall be governed by and construed in accordance with the laws of the state of Indiana.

                  o No failure of delay on the part of the Bank in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof.

                  o The Loan Documents shall be binding upon and shall inure to the benefit of the Borrower, Princesa Partners, Concorde and the Bank and their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign any rights hereunder without the prior written consent of the Bank.

                  o This Loan Agreement may not be amended except by a writing signed by both an officer on behalf of the Bank and an authorized representative of the Borrower.



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Bob Drew
January 18, 2000
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                  o   The Loan Documents take the place of any preliminary
                      discussions between the Bank and the Borrower and supercede any previous written agreements or understandings between the Bank and the Borrower.

                  12.  ACCEPTANCE.

                  The Borrower's signature below indicates its approval of all of the terms of this Loan Agreement. This Loan Agreement shall become a contract binding upon the Bank and the Borrower and their respective successors, assigns, heirs and representatives if it is accepted on or before January 21, 2000, and if a fee of $3,000 is paid to the Bank by that date. If this Loan Agreement is not accepted by that date it shall be of no further force or effect.


                                          Very truly yours,

                                          NATIONAL CITY BANK OF EVANSVILLE

                                          By
                                            ------------------------------------
                                            Its Executive Vice President


Enclosures

Accepted and agreed to this
____ day of ______________, 2000.


BAYFRONT VENTURES

By Concorde Cruises, Inc., its General Partner

By
  --------------------------------------------
  Its President


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Bob Drew
January 18, 2000
Page 7


and by

GOLDCOAST ENTERTAINMENT CRUISES, INC., Its General Partner

By
  -------------------------------------
  Its President



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                                                                         Annex I

                              CONDITIONS TO LENDING

                                     Part A

- The Bank will not make the first Advance under the Loan Agreement to which these conditions are annexed (the "Loan Agreement") until the Bank receives the following items, each in form and substance satisfactory to the Bank:

         1. A duplicate (or counterpart) of the Loan Agreement duly accepted on behalf of the Borrower.

         2. The Note, duly executed on behalf of the Borrower.

         3. Each Security Instrument described in paragraph 4 of the Loan Agreement, duly executed on behalf of each party thereto.

         4. Financing statements sufficient, when filed, to perfect the security interests granted under any security agreements described in paragraph 4 of the Loan Agreement.

         5. Current searches in all appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower; (ii) no financing statements have been filed and remain in effect against the Borrower except such as the Bank reasonable approves; and (iii) no liens have been filed and remain in effect against the vessel Princesa, except the First Preferred Ship Mortgage made as of October 15, 1998, in favor of the Bank, individually and as agent for certain Lenders.

         6. A certified copy of the resolutions of the General Partners of the Borrower evidencing approval of the Loan Agreement and the other Loan Documents.

         7. Copies of the Partnership Agreement of the Borrower, certified by a partner of the Borrower as being true and correct copies thereof.

         8. A signed copy of a certificate of one or more officers of a general partner of the Borrower which shall certify the names of the persons authorized to sign the Loan Agreement and the other Loan Documents to be delivered pursuant to the Loan Agreement and to request Advances under the Loan Agreement.

         9. A signed opinion of counsel for the Borrower addressed to the Bank
(i) to the effect that no litigation is pending or threatened against the Borrower, except such as has been disclosed to the Bank or is covered by insurance, (ii) to the effect that the Loan Documents have been duly and validly authorized, executed and delivered by the Borrower and are enforceable, except as limited by applicable bankruptcy, insolvency, reorganization,


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moratorium or similar laws affecting the enforcement of creditors' rights generally and except to the extent that general equitable principles may limit the right to obtain specific performance, and (iii) addressing other matters as the bank may reasonably request.

         10.      A closing fee of $5,000.00

Part B

         The obligation of the Bank to make each Advance (including the initial Advance) shall be subject to the further conditions that on the date of such Advance (a) the representations and warranties made by the Borrower to induce the Bank to enter into the Loan Agreement are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties related solely to an earlier date; and (b) no event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default.



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                                                                        Annex II

                                 OTHER COVENANTS

         The Borrower will comply with the additional covenants set forth below so long as the Bank has any obligations under the letter agreement to which these covenants are attached (the "Loan Agreement") or any amount is outstanding under the Note:

         1. The Borrower will keep accurate books of record and account in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Bank, will give any representative of the Bank access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in its possession, to inspect any of its properties and to discuss its affairs, finances and accounts with any of its principal officers, all at such times during normal business hours and as often as the Bank may reasonably request.

         2. The Borrower will comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or the financial condition of the Borrower.

         3. The Borrower will pay or discharge before delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might be law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         4. The Borrower will keep and maintain all of its properties necessary or useful in its business in good condition, repair and working order; provided, however, that nothing in this paragraph shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and not disadvantageous in any material respect to the Bank.

         5. The Borrower will obtain and maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks, including without limitation, liability insurance, property and casualty insurance and business interruption insurance, as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. The policies of insurance maintained by the Borrower pursuant to this paragraph shall name the Bank as loss payee.

         6. The Borrower will preserve and maintain its general partnership existence and all of its rights, privileges and franchises; provided, however, that the Borrower shall not be

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required to preserve any of its rights, privileges and franchises if its general partners shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Bank.

         7. Except for a) existing encumbrances of which the Borrower has advised the Bank in writing, and b) the creation of purchase money security interests of less than $100,000 in either slot machines or computer equipment, the Borrower will not, without the prior written consent of the Bank, create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any of its assets, now owned or hereafter acquired, or assign or otherwise convey any right to receive income or give its consent of the subordination of any right or claim of the Borrower to any right or claim of any other person.

         8. The Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other person.

         9. Except for its planned merger with Princesa Partners, the Borrower will not consolidate with or merge into any person, or permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other person.

         10. The Borrower will not adopt, permit or consent to any change in accounting principles other than as required by GAAP and will not adopt, permit or consent to any change in its fiscal year.